Coopers                            Coopers & Lybrand L.L.P.
& Lybrand                          a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following registration statements of URS Corporation on:

         Form S-8 (File No. 2-63576) for 41,825 common shares related to the 1979 Stock Option Plan filed February 8, 1980.

         Form S-8 (File No. 2-99410) for 50,000 common shares related to the 1985 Employee Stock Purchase Plan filed August 1, 1985.

         Form S-8 (File No. 33-42192) for 261,177 common shares related to the 1985 Employee Stock Purchase Plan filed August 31, 1991.

         Form S-8 (File No. 33-41047) for 1,000,000 common shares related to the 1979 Stock Incentive Plan filed June 7, 1991

         Form S-8 (File No. 33-61230) for 500,000 common shares related to the 1991 Stock Incentive Plan filed April 1, 1993 of our report dated December 17, 1996, on our audits of the consolidated financial statements of URS Corporation and its subsidiaries as of October 31, 1996 and 1995, and for the years ended October 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                             /s/ COOPERS & LYBRAND L.L.P.
                                             -----------------------------------
                                             Coopers & Lybrand L.L.P.


San Francisco, California
January 6, 1997


   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.